Exhibit 4.30

Letter of Consent

I, Limin Chen (ID number: [***]), am the legal spouse of Chang Liu (a citizen of the People's Republic of China, ID number: [***], hereinafter referred to as "My Spouse"). Regarding the equity interests (hereinafter referred to as "Equity Interest") of Guangzhou Qili Technology Co., Ltd. (hereinafter referred to as the "Company") held by My Spouse, I hereby unconditionally and irrevocably issue this consent as follows:

I acknowledge that：

All Equity Interest in the Company held by My Spouse will be disposed in accordance with Exclusive Option Agreement, Equity Pledge Agreement and Exclusive Management Services and Business Cooperation Agreement entered into by and among My Spouse, the Company, other shareholders of the Company and Guangzhou Qixiang Technology Co., Ltd. (hereinafter referred to as the "WFOE") and the Power of Attorney signed by My Spouse to WFOE on July 18, 2022 (collectively with Exclusive Option Agreement, Equity Pledge Agreement and Exclusive Management Services and Business Cooperation Agreement, the "Controlling Documents") and the Equity Interest are under the control of the WFOE.

I confirm that I acknowledge and agree that My Spouse executed the above Controlling Documents and dispose relevant Equity Interest of the Company in accordance with the Controlling Documents. I will not take any action at any time to hinder such disposal, including but not limited to claiming that the above Equity Interest belongs to the community property of My Spouse and me. I further confirm that the performance of such Controlling Documents or the amendment or termination of any Controlling Documents by My Spouse requires no additional authorizations or consent from me. I undertake to execute all necessary documents and take all necessary actions to ensure the proper performance of the Controlling Documents, as amended from time to time.

I agree and undertake to unconditionally and irrevocably waive any right which may be granted to me by any applicable law in respect of the Equity Interest or any assets of the Company. In case for any reason any portions of the Equity Interests in the Company acquired by me, I agrees and confirms that I will be bound by and will comply with the obligations as one of the shareholders of the Company under the Controlling Documents, as amended from time to time. And for the purpose of the foregoing, I will execute a series of written documents in the same form and contents as the Controlling Documents, as amended from time to time as required by WFOE. I further undertake and warrant that in no event will I directly or indirectly, or proactively or passively, take any action or propose any claims or institute any proceedings out of any intent in conflict with the arrangements described above.

This consent letter is executed on July 18, 2022 and becomes effective as of the date hereof with retroactive effect from March 25, 2022.

/s/ Limin Chen
Limin Chen

Letter of Consent

I, Furong Xiao (ID number: [***]), am the legal spouse of Zhan Xie (a citizen of the People's Republic of China, ID number: [***], hereinafter referred to as "My Spouse"). Regarding the equity interests (hereinafter referred to as "Equity Interest") of Guangzhou Qili Technology Co., Ltd. (hereinafter referred to as the "Company") held by My Spouse, I hereby unconditionally and irrevocably issue this consent as follows:

I acknowledge that：

All Equity Interest in the Company held by My Spouse will be disposed in accordance with Exclusive Option Agreement, Equity Pledge Agreement and Exclusive Management Services and Business Cooperation Agreement entered into by and among My Spouse, the Company, other shareholders of the Company and Guangzhou Qixiang Technology Co., Ltd. (hereinafter referred to as the "WFOE") and the Power of Attorney signed by My Spouse to WFOE on July 18, 2022 (collectively with Exclusive Option Agreement, Equity Pledge Agreement and Exclusive Management Services and Business Cooperation Agreement, the "Controlling Documents") and the Equity Interest are under the control of the WFOE.

I confirm that I acknowledge and agree that My Spouse executed the above Controlling Documents and dispose relevant Equity Interest of the Company in accordance with the Controlling Documents. I will not take any action at any time to hinder such disposal, including but not limited to claiming that the above Equity Interest belongs to the community property of My Spouse and me. I further confirm that the performance of such Controlling Documents or the amendment or termination of any Controlling Documents by My Spouse requires no additional authorizations or consent from me. I undertake to execute all necessary documents and take all necessary actions to ensure the proper performance of the Controlling Documents, as amended from time to time.

I agree and undertake to unconditionally and irrevocably waive any right which may be granted to me by any applicable law in respect of the Equity Interest or any assets of the Company. In case for any reason any portions of the Equity Interests in the Company acquired by me, I agrees and confirms that I will be bound by and will comply with the obligations as one of the shareholders of the Company under the Controlling Documents, as amended from time to time. And for the purpose of the foregoing, I will execute a series of written documents in the same form and contents as the Controlling Documents, as amended from time to time as required by WFOE. I further undertake and warrant that in no event will I directly or indirectly, or proactively or passively, take any action or propose any claims or institute any proceedings out of any intent in conflict with the arrangements described above.

This consent letter is executed on July 18, 2022 and becomes effective as of the date hereof with retroactive effect from March 25, 2022.

/s/ Furong Xiao
Furong Xiao